EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As registered independent chartered accountants, we hereby consent to the inclusion in this Post Effective Amendment No. 2 to Registration Statement on Form SB-2 of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated February 1, 2005, relating to the financial statements of Salmon Express Inc. and to the reference to our Firm under the caption "Experts" appearing in the Prospectus.

Vancouver, Canada




                                                         /s/ Morgan & Company
June 30, 2005                                          Chartered Accountants